Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned directors of Cheniere Energy, Inc. hereby constitutes and appoints each of Charif Souki and Don A. Turkleson, with full power to act and with full power of substitution and resubstitution, such person’s true and lawful attorney-in-fact and agent with full power to execute in such person’s name and behalf in the capacity indicated below any post-effective amendments to the Registration Statements on Form S-3 (Registration Nos. 333-61238, 333-94841, 333-70195 and 333-49847) and to file the same, with all exhibits and other documents relating thereto, and any registration statements relating to any offerings made pursuant to such Registration Statements that are to be effective upon filing pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission and hereby ratify and confirm all acts that such attorney-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Name	Title	Date
/s/ Charif Souki Charif Souki	Director	September 17, 2003

/s/ Walter L. Williams Walter L. Williams	Director	September 16, 2003

/s/ Nuno Brandolini Nuno Brandolini	Director	September 17, 2003

/s/ Keith F. Carney Keith F. Carney	Director	September 16, 2003

/s/ Paul J. Hoenmans Paul J. Hoenmans	Director	September 15, 2003

/s/ David Kilpatrick David Kilpatrick	Director	September 16, 2003